Exhibit 99.1

Cheniere Energy Partners Declares Quarterly
Distributions

HOUSTON--(BUSINESS WIRE)--April 17, 2009--Cheniere Energy Partners, L.P. (NYSE AMEX:CQP) today declared (i) a cash distribution per common unit of $0.425 ($1.70 annualized) to unit holders of record as of May 1, 2009, (ii) a cash distribution per subordinated unit of $0.425 ($1.70 annualized) to a wholly-owned subsidiary of Cheniere Energy, Inc. and (iii) a cash distribution of $1.4 million to its general partner. All of these distributions are payable on May 15, 2009.

Cheniere Energy Partners, L.P. owns 100 percent of the Sabine Pass LNG receiving terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel. Once construction is complete, the terminal will have send-out capacity of 4.0 Bcf/d and storage capacity of 16.8 Bcf. Construction for 2.6 Bcf/d was completed in 2008 and construction for the remaining 1.4 Bcf/d is expected to be complete in the third quarter of this year. Additional information about Cheniere Energy Partners, L.P. may be found on its website: www.cheniereenergypartners.com.

US Income Tax Withholding on MLP Distributions Received by Non-US Unitholders

US income tax withholding generally applies to distributions we make to foreign unit holders in 2009 and later years. Nominees that receive quarterly cash distributions from us that are subject to US income tax withholding which are to be paid to (or for the account of) any foreign person directly by such nominees are treated as the US tax withholding agent with respect to our quarterly cash distributions and the obligation to withhold US income tax from such distributions will be imposed solely on such nominees. Foreign unit holders must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the nominee withholding agent on a Form W8-BEN (or applicable substitute form) in order to obtain an income tax credit in the foreign unit holder’s annual US federal income tax return for withholding taxes paid with respect to our quarterly distributions.

We have determined that the minimum quarterly cash distributions received by foreign persons beginning in 2009 are subject to US income tax withholding under applicable Internal Revenue Service guidelines. Nominees receiving quarterly cash distributions from us on behalf of foreign persons beginning in 2009 should consider this determination in meeting their withholding tax obligations for quarterly distributions paid beginning in the 2009 calendar year. We will provide similar guidance to nominees on an annual basis as required under the applicable Internal Revenue Service guidelines.

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Energy Partners’ business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Energy Partners' LNG receiving terminal business. Although Cheniere Energy Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Energy Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Energy Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Energy Partners does not assume a duty to update these forward-looking statements.

CONTACT:
Cheniere Energy Partners, L.P.
Investors: Christina Cavarretta, 713-375-5104
or
Media: Diane Haggard, 713-375-5259